                                                                     Exhibit 4.1


 COMMON STOCK                                 THIS CERTIFICATE IS TRANSFERABLE
$.01 PAR VALUE                                        IN NEW YORK, NY
                                                    AND KANSAS CITY, MO

                                                         SHARES


                     [RIGHTCHOICE MANAGED CARE, INC. LOGO]


INCORPORATED UNDER THE LAWS                            CUSIP 76657T 10 2
 OF THE STATE OF DELAWARE                    SEE REVERSE FOR CERTAIN DEFINITIONS


                         RIGHTCHOICE MANAGED CARE, INC.

This Certifies That



is the owner of


          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

RightCHOICE Managed Care, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation (copies of which are on file in the principal office of the Corporation), to all of which the holder by the acceptance hereof expressly assents.

     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

UMB BANK N.A.

TRANSFER AGENT AND REGISTRAR       /s/ Angela F. Braly     /s/ John A. O'Rourke

AUTHORIZED SIGNATURE                    SECRETARY                PRESIDENT



   NUMBER

    RIT
          [SEAL]
RIGHTCHOICE MANAGED CARE INC.
      CORPORATE SEAL
           2000
         DELAWARE

                                                                     Exhibit 4.1


                         RIGHTCHOICE MANAGED CARE, INC.

     The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, shall be sent without charge to each stockholder who so requests. No Person shall Beneficially Own shares of Capital Stock in excess of any Ownership Limit applicable to such Person. Subject to certain limited specific exemptions, (i) Beneficial Ownership of that number of shares of Capital Stock by an institutional investor which would represent 10% or more of the Voting Power would exceed the Institutional Investor Ownership Limit, (ii) Beneficial Ownership of that number of shares of Capital Stock by a Noninstitutional Investor which would represent 5% or more of the Voting Power would exceed the Noninstitutional Investor Ownership Limit, and
(iii) Beneficial Ownership of (a) 20% or more of the issued and outstanding shares of Common Stock or (b) any combination of shares in any series or class of Capital Stock that represents 20% or more of the ownership interest in the Corporation (determined as provided in the Corporation's Certificate of Incorporation) would exceed the General Ownership Limit. Any Person who attempts to Beneficially Own shares of Capital Stock in violation of this limitation must immediately notify the Corporation. Upon the occurrence of any event that would cause any Person to exceed any Ownership Limit applicable to such Person (including without limitation the expiration of a voting trust that entitled such Person to an exemption from any Ownership Limit applicable to such Person), all shares of Capital stock Beneficially Owned by such Person in excess of any Ownership Limit applicable to such Person shall automatically be deemed Excess Shares and shall be transferred immediately to the Share Escrow Agent and shall be subject to the provisions of the Corporation's Certificate of Incorporation. The foregoing summary of the restrictions on ownership and transfer is qualified in its entirety by reference to the Corporation's Certificate of Incorporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT-______as Custodian for ______   UNIF TRAN MIN ACT-______as Custodian for_______
TEN ENT - as tenants by the                          (Cust)                 (Minor)                    (Cust)                (Minor)
          entireties
JT TEN  - as joint tenants with              under Uniform Gifts to Minors                        under Uniform Tranfers to Minors
          the right of                            Act __________________                               Act __________________
          survivorship and not                           (State)                                              (State)
          as tenants in common
TOD     - Transfer on death
          direction in event of
          owner's death, to
          person named on face

    Additional abbreviations may also be used though not in the above list.

     For value received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE




_______________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated______________________

                                            X___________________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME(S) AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN
EVERY PARTICULAR WITHOUT ALTERATION
OR ENLARGEMENT OR ANY CHANGE WHATEVER.


                                            X___________________________________
                                            ALL GUARANTEES MUST BE MADE BY A
                                            FINANCIAL INSTITUTION (SUCH AS A
                                            BANK OR BROKER) WHICH IS A
                                            PARTICIPANT IN THE SECURITIES
                                            TRANSFER AGENT MEDALLION PROGRAM
                                            ("STAMP"), THE NEW YORK STOCK
                                            EXCHANGE, INC. MEDALLION SIGNATURE
                                            PROGRAM ("MSP"), OR THE STOCK
                                            EXCHANGES MEDALLION PROGRAM ("SEMP")
                                            AND MUST NOT BE DATED. GUARANTEES BY
                                            A NOTARY PUBLIC ARE NOT ACCEPTABLE.